Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Net revenues
Institutional Securities	$10,721	$7,931	$8,983	35%	19%
Wealth Management	8,519	8,429	7,327	1%	16%
Investment Management	1,535	1,720	1,602	(11%)	(4%)
Intersegment Eliminations	(195)	(190)	(173)	(3%)	(13%)
Net revenues (1)	$20,580	$17,890	$17,739	15%	16%

Provision for credit losses	$98	$18	$135	*	(27%)

Non-interest expenses
Institutional Securities	$6,468	$5,226	$5,611	24%	15%
Wealth Management	5,922	5,810	5,332	2%	11%
Investment Management	1,255	1,252	1,279	—%	(2%)
Intersegment Eliminations	(174)	(176)	(162)	1%	(7%)
Non-interest expenses (1)(2)	$13,471	$12,112	$12,060	11%	12%

Income before provision for income taxes
Institutional Securities	$4,161	$2,663	$3,281	56%	27%
Wealth Management	2,591	2,643	1,951	(2%)	33%
Investment Management	280	468	323	(40%)	(13%)
Intersegment Eliminations	(21)	(14)	(11)	(50%)	(91%)
Income before provision for income taxes	$7,011	$5,760	$5,544	22%	26%

Net Income applicable to Morgan Stanley
Institutional Securities	$3,294	$2,049	$2,529	61%	30%
Wealth Management	2,047	2,009	1,532	2%	34%
Investment Management	242	349	262	(31%)	(8%)
Intersegment Eliminations	(16)	(10)	(8)	(60%)	(100%)
Net Income applicable to Morgan Stanley	$5,567	$4,397	$4,315	27%	29%
Earnings applicable to Morgan Stanley common shareholders	$5,411	$4,250	$4,157	27%	30%

Notes:
-	In prior periods, the Firm presented non-GAAP financial measures to adjust net revenues and compensation expense for mark-to-market gains and losses on deferred cash-based compensation plans (DCP). Firm net revenues excluding DCP, which represents a non‐GAAP financial measure, were: 4Q25: $17,895 million, 1Q25: $17,888 million. Firm compensation expenses excluding DCP, which represents a non‐GAAP financial measure, were: 4Q25: $6,968 million, 1Q25: $7,523 million.
-	Beginning in the first quarter of 2026, the Firm utilizes derivatives to hedge certain DCP awards and as a result will no longer present non-GAAP financial measures excluding DCP.
-	The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Financial Metrics:

Earnings per basic share	$3.47	$2.72	$2.62	28%	32%
Earnings per diluted share	$3.43	$2.68	$2.60	28%	32%

Return on average common equity	21.0%	16.9%	17.4%
Return on average tangible common equity	27.1%	21.8%	23.0%

Book value per common share	$66.18	$64.37	$60.41
Tangible book value per common share	$51.58	$50.00	$46.08

Financial Ratios:

Pre-tax margin	34%	32%	31%
Compensation and benefits as a % of net revenues	42%	39%	42%
Non-compensation expenses as a % of net revenues	24%	28%	26%
Firm expense efficiency ratio (1)	65%	68%	68%
Effective tax rate (2)	19.6%	23.2%	21.2%

Statistical Data:

Period end common shares outstanding (millions)	1,580	1,583	1,607	—%	(2%)
Average common shares outstanding (millions)
Basic	1,561	1,564	1,584	—%	(1%)
Diluted	1,576	1,586	1,600	(1%)	(2%)

Worldwide employees	83,922	82,992	81,023	1%	4%

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated and U.S. Bank Supplemental Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Consolidated Balance sheet
Total assets	$1,581,418	$1,420,270	$1,300,296	11%	22%
Loans (1)	$306,260	$289,038	$258,969	6%	18%
Deposits	$427,971	$415,523	$381,563	3%	12%
Long-term debt outstanding	$363,009	$341,681	$296,997	6%	22%
Maturities of long-term debt outstanding (next 12 months)	$27,384	$26,236	$22,963	4%	19%

Average liquidity resources	$395,141	$385,884	$351,740	2%	12%

Common equity	$104,536	$101,882	$97,062	3%	8%
Less: Goodwill and intangible assets	(23,063)	(22,735)	(23,018)	1%	—%
Tangible common equity	$81,473	$79,147	$74,044	3%	10%

Preferred equity	$9,750	$9,750	$9,750	—%	—%

U.S. Bank Supplemental Financial Information
Total assets	$591,743	$598,668	$549,594	(1%)	8%
Loans	$293,803	$278,352	$246,221	6%	19%
Investment securities portfolio (2)	$129,434	$132,611	$125,421	(2%)	3%
Deposits	$420,104	$408,703	$375,499	3%	12%

Regional revenues
Americas	$14,591	$13,784	$13,103	6%	11%
EMEA (Europe, Middle East, Africa)	2,641	1,956	2,291	35%	15%
Asia	3,348	2,150	2,345	56%	43%
Consolidated net revenues	$20,580	$17,890	$17,739	15%	16%

Notes:
-	During the first quarter of 2026, the U.S. Bank implemented a reorganization of its operations, merging certain fixed income businesses and acquiring certain legal entities of Morgan Stanley. As the reorganization involved subsidiaries under the common control of the Firm, assets and liabilities were recognized at their carrying values, and historical financial statements of the U.S. Bank will reflect the reorganization as having occurred at the beginning of 2025.
-	The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Average Common Equity
Institutional Securities	$48.2	$48.4	$48.4	—%	—%
Wealth Management	28.7	29.4	29.4	(2%)	(2%)
Investment Management	10.2	10.6	10.6	(4%)	(4%)
Parent Company	15.8	12.5	7.1	26%	123%
Firm	$102.9	$100.9	$95.5	2%	8%

Regulatory Capital (1)

Common Equity Tier 1 capital	$84.5	$83.2	$77.0	2%	10%
Tier 1 capital	$94.2	$92.7	$86.7	2%	9%

Standardized Approach
Risk-weighted assets	$559.5	$552.5	$502.6	1%	11%
Common Equity Tier 1 capital ratio	15.1%	15.0%	15.3%
Tier 1 capital ratio	16.8%	16.8%	17.2%

Advanced Approach
Risk-weighted assets	$527.5	$514.2	$489.3	3%	8%
Common Equity Tier 1 capital ratio	16.0%	16.2%	15.7%
Tier 1 capital ratio	17.9%	18.0%	17.7%

Leverage-based capital
Tier 1 leverage ratio	6.1%	6.7%	6.9%
Supplementary Leverage Ratio	5.0%	5.4%	5.6%

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Revenues:

Advisory	$978	$1,133	$563	(14%)	74%
Equity	396	494	319	(20%)	24%
Fixed income	742	785	677	(5%)	10%
Underwriting	1,138	1,279	996	(11%)	14%
Investment banking	2,116	2,412	1,559	(12%)	36%

Equity	5,148	3,666	4,128	40%	25%
Fixed income	3,358	1,763	2,604	90%	29%
Other	99	90	692	10%	(86%)

Net revenues	10,721	7,931	8,983	35%	19%

Provision for credit losses	92	42	91	119%	1%

Compensation and benefits	3,264	2,079	2,854	57%	14%
Non-compensation expenses	3,204	3,147	2,757	2%	16%
Total non-interest expenses	6,468	5,226	5,611	24%	15%

Income before provision for income taxes	4,161	2,663	3,281	56%	27%
Net income applicable to Morgan Stanley	$3,294	$2,049	$2,529	61%	30%

Pre-tax margin	39%	34%	37%
Compensation and benefits as a % of net revenues	30%	26%	32%
Non-compensation expenses as a % of net revenues	30%	40%	31%

Return on Average Common Equity	26%	16%	20%
Return on Average Tangible Common Equity (1)	27%	16%	20%

Trading VaR (Average Daily 95% / One-Day VaR)	$53	$51	$50

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Revenues:
Asset management	$5,079	$5,031	$4,396	1%	16%
Transactional	1,127	1,143	873	(1%)	29%
Net interest income	2,170	2,108	1,902	3%	14%
Other	143	147	156	(3%)	(8%)
Net revenues (1)	8,519	8,429	7,327	1%	16%

Provision for credit losses	6	(24)	44	*	(86%)

Compensation and benefits (1)	4,648	4,416	3,999	5%	16%
Non-compensation expenses	1,274	1,394	1,333	(9%)	(4%)
Total non-interest expenses	5,922	5,810	5,332	2%	11%

Income before provision for income taxes	2,591	2,643	1,951	(2%)	33%
Net income applicable to Morgan Stanley	$2,047	$2,009	$1,532	2%	34%

Pre-tax margin	30%	31%	27%
Compensation and benefits as a % of net revenues	55%	52%	55%
Non-compensation expenses as a % of net revenues	15%	17%	18%

Return on Average Common Equity	28%	27%	20%
Return on Average Tangible Common Equity (2)	52%	48%	37%

Notes:
-	In prior periods, the Firm presented non-GAAP financial measures to adjust net revenues and compensation expense for mark-to-market gains and losses on DCP. Wealth Management net revenues excluding DCP, which represents a non‐GAAP financial measure, were: 4Q25: $8,450 million, 1Q25: $7,458 million. Wealth Management compensation expenses excluding DCP, which represents a non‐GAAP financial measure, were: 4Q25: $4,350 million, 1Q25: $4,016 million.
-	Beginning in the first quarter of 2026, the Firm utilizes derivatives to hedge certain DCP awards and as a result will no longer present non-GAAP financial measures excluding DCP.
-	The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Wealth Management Metrics

Total client assets	$7,345	$7,381	$6,015	—%	22%
Net new assets	$118.4	$122.3	$93.8	(3%)	26%
U.S. Bank loans	$186.3	$181.2	$162.5	3%	15%
Margin and other lending (1)	$33.2	$31.2	$28.3	6%	17%
Deposits (2)	$419	$408	$375	3%	12%
Annualized weighted average cost of deposits
Period end	2.51%	2.51%	2.77%
Period average	2.53%	2.67%	2.77%

Advisor-led channel

Advisor-led client assets	$5,784	$5,715	$4,719	1%	23%

Fee-based client assets	$2,792	$2,753	$2,349	1%	19%
Fee-based asset flows	$53.7	$45.6	$29.8	18%	80%
Fee-based assets as a % of advisor-led client assets	48%	48%	50%

Self-directed channel

Self-directed client assets	$1,561	$1,667	$1,295	(6%)	21%
Daily average revenue trades (000's)	1,128	1,116	1,003	1%	12%
Self-directed households (millions)	8.6	8.5	8.3	1%	4%

Workplace channel

Stock plan unvested public assets	$475	$534	$431	(11%)	10%
Number of stock plan participants (millions) (3)	6.6	6.5	6.7	2%	(1%)

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Revenues:
Asset management and related fees	$1,496	$1,649	$1,451	(9%)	3%
Performance-based income and other	39	71	151	(45%)	(74%)
Net revenues	1,535	1,720	1,602	(11%)	(4%)

Compensation and benefits	630	568	668	11%	(6%)
Non-compensation expenses	625	684	611	(9%)	2%
Total non-interest expenses	1,255	1,252	1,279	—%	(2%)

Income before provision for income taxes	280	468	323	(40%)	(13%)
Net income applicable to Morgan Stanley	$242	$349	$262	(31%)	(8%)

Pre-tax margin	18%	27%	20%
Compensation and benefits as a % of net revenues	41%	33%	42%
Non-compensation expenses as a % of net revenues	41%	40%	38%

Return on Average Common Equity	9%	13%	10%
Return on Average Tangible Common Equity (1)	126%	138%	104%

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Assets Under Management or Supervision (AUM)

Net Flows by Asset Class (1)
Equity	$(11.6)	$(9.8)	$(4.0)	(18%)	(190%)
Fixed Income	4.3	7.8	4.1	(45%)	5%
Alternatives and Solutions	10.6	9.4	8.5	13%	25%
Long-Term Net Flows	3.3	7.4	8.6	(55%)	(62%)

Liquidity and Overlay Services	8.3	70.4	(15.4)	(88%)	*

Total Net Flows	$11.6	$77.8	$(6.8)	(85%)	*

Assets Under Management or Supervision by Asset Class (1)
Equity	$221	$253	$250	(13%)	(12%)
Fixed Income	219	217	186	1%	18%
Alternatives and Solutions	770	776	650	(1%)	18%
Long‐Term Assets Under Management or Supervision	1,210	1,246	1,086	(3%)	11%

Liquidity and Overlay Services	658	649	561	1%	17%

Total Assets Under Management or Supervision	$1,868	$1,895	$1,647	(1%)	13%

Notes:
-	To conform the reporting of Net Flows with the Assets Under Management or Supervision Rollforward presented in Management’s Discussion and Analysis of our annual and quarterly reports on SEC Form 10-K and 10-Q, beginning in the first quarter of 2026, distributions, which represents returns of capital or returns on investments, are no longer included in Net flows. Distributions for long-term products were $3 billion, $4 billion and $3 billion, and distributions for Liquidity and Overlay Services were $3 billion, $4 billion and $4 billion for the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. Additionally, during the first quarter of 2026, certain products were reclassified among asset classes to more closely align reporting with underlying investment strategies, primarily reflecting a reclassification of certain tax-managed solutions from Equity to Alternatives and Solutions. Prior period amounts have been adjusted to conform with the current period presentation.
-	The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025

Institutional Securities

Loans:
Corporate	$23.2	$14.2	$19.5	63%	19%
Secured lending facilities	72.2	70.8	54.9	2%	32%
Commercial and residential real estate	13.9	12.0	11.9	16%	17%
Securities-based lending and other	10.2	10.7	9.9	(5%)	3%

Total Loans	119.5	107.7	96.2	11%	24%

Lending Commitments	188.4	188.9	160.7	—%	17%

Institutional Securities Loans and Lending Commitments	$307.9	$296.6	$256.9	4%	20%

Wealth Management

Loans:
Securities-based lending and other	$112.9	$109.0	$95.0	4%	19%
Residential real estate	73.4	72.3	67.5	2%	9%

Total Loans	186.3	181.3	162.5	3%	15%

Lending Commitments	20.6	20.3	19.4	1%	6%

Wealth Management Loans and Lending Commitments	$206.9	$201.6	$181.9	3%	14%

Consolidated Loans and Lending Commitments (1)	$514.8	$498.2	$438.8	3%	17%

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
Allowance for Credit Losses (ACL) as of March 31, 2026
(unaudited, dollars in millions)

	Loans and Lending Commitments	ACL (1)	ACL %	Q1 Provision
	(Gross)
Loans:
Held For Investment (HFI)

Corporate	$8,911	$240	2.7%	$(2)
Secured lending facilities	70,033	218	0.3%	18
Commercial and residential real estate	8,300	328	4.0%	56
Other	4,087	23	0.6%	4
Institutional Securities - HFI	$91,331	$809	0.9%	$76

Wealth Management - HFI	186,523	365	0.2%	6

Held For Investment	$277,854	$1,174	0.4%	$82

Held For Sale	17,231

Fair Value	11,884

Total Loans	306,969	1,174		82

Lending Commitments	208,973	807	0.4%	16

Consolidated Loans and Lending Commitments	$515,942	$1,981		$98

The End Notes are an integral part of this presentation. See pages 15 - 21 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Representation of Certain Investment Management Metrics
During the first quarter of 2026, certain changes were made to the presentation of Investment Management AUM classifications and Net Flows. These changes have had no impact on Total AUM and were made to more closely align reporting with underlying investment strategies and to conform reporting of Net Flows with the relevant presentations in our SEC Forms 10-K and 10-Q. In the following three Addendums, we provide the historical recast of AUM and Net Flows in the Financial Supplement for this quarter only to support historical analysis of these Investment Management metrics.

Addendum I
Investment Management Net Flows and AUM by Asset Class Recast Historical Time Series
($ in billions)
	Quarter Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Net Flows by Asset Class (1) (2)
Equity	$(11.6)	$(9.8)	$(6.2)	$(2.9)	$(4.0)
Fixed Income	4.3	7.8	7.5	7.0	4.1
Alternatives and Solutions	10.6	9.4	16.6	8.1	8.5
Long-Term Net Flows	$3.3	$7.4	$17.9	$12.2	$8.6
Liquidity and Overlay Services	8.3	70.4	29.3	(22.7)	(15.4)
Total Net Flows	$11.6	$77.8	$47.2	$(10.5)	$(6.8)

AUM by Asset Class (1)
Equity	$221	$253	$270	$271	$250
Fixed Income	219	217	208	198	186
Alternatives and Solutions	770	776	752	700	650
Long‐Term AUM	$1,210	$1,246	$1,230	$1,169	$1,086
Liquidity and Overlay Services	658	649	577	544	561
Total AUM	$1,868	$1,895	$1,807	$1,713	$1,647

(1)	During the first quarter of 2026, certain products were reclassified among asset classes to more closely align reporting with underlying investment strategies, primarily reflecting a reclassification of tax-managed solutions from Equity to Alternatives and Solutions. These changes had no impact on total AUM. Prior period amounts have been adjusted to conform with the current period presentation.
(2)	To conform the reporting of Net Flows with the Assets Under Management or Supervision Rollforward presented in Management’s Discussion and Analysis of our annual and quarterly reports on SEC Form 10-K and 10-Q, distributions, which represent returns of capital or returns on investments, are no longer included in Net flows. Prior period amounts have been adjusted to conform with the current period presentation.

Addendum II
Investment Management Average AUM and Average Fee Rates by Asset Class Recast Historical Time Series
	Quarter Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Average AUM (1)
($ in billions)

Equity	$242	$262	$269	$259	$260
Fixed Income	220	212	203	190	183
Alternatives and Solutions	783	765	722	669	660
Long-Term AUM	$1,245	$1,239	$1,194	$1,118	$1,103
Liquidity and Overlay Services	659	614	564	554	566
Total	$1,904	$1,853	$1,758	$1,672	$1,669

Average Fee Rates (1)(2)
(in bps)

Equity	70	70	72	71	73
Fixed Income	34	34	34	35	35
Alternatives and Solutions	29	29	30	30	31
Long-Term AUM	38	39	40	40	42
Liquidity and Overlay Services	12	12	12	13	13
Investment Management	29	30	31	31	32

(1)
During the first quarter of 2026, certain products were reclassified among asset classes to more closely align reporting with underlying investment strategies, primarily reflecting a reclassification of certain tax-managed solutions from Equity to Alternatives and Solutions. These changes had no impact on total AUM but have impacted Average AUM and Average Fee Rates by asset class. Prior period amounts have been adjusted to conform with the current period presentation.

(2)
Based on Asset management revenues, net of waivers, excluding performance-based fees and other non-management fees. For certain non-U.S. funds, it includes the portion of advisory fees that the advisor collects on behalf of third-party distributors. The payment of those fees to the distributor is included in Non-compensation expenses in the income statement.

Addendum III
Investment Management Assets Under Management or Supervision (AUM) Rollforwards (1)
($ in billions)
Note: amounts presented in the tables below may not sum due to rounding.
	Beginning Balance	Inflows (2)	Outflows (3)	Net Flows	Distributions (4)	Market Impact and Other (5)	Ending Balance
Quarter Ended Mar 31, 2026
Equity	$253	$8	$(20)	$(12)	$—	$(20)	$221
Fixed Income	217	23	(19)	4	(1)	(1)	219
Alternatives and Solutions (6)	776	42	(31)	11	(2)	(15)	770
Long-Term AUM	$1,246	$73	$(70)	$3	$(3)	$(36)	$1,210
Liquidity and Overlay Services	649	748	(739)	8	(3)	3	658
Total	$1,895	$821	$(809)	$12	$(6)	$(33)	$1,868
Quarter Ended Dec 31, 2025
Equity	$270	$11	$(21)	$(10)	$(2)	$(5)	$253
Fixed Income	208	23	(15)	8	—	1	217
Alternatives and Solutions (6)	752	39	(30)	9	(2)	17	776
Long-Term AUM	$1,230	$73	$(66)	$7	$(4)	$13	$1,246
Liquidity and Overlay Services	577	760	(689)	70	(4)	5	649
Total	$1,807	$833	$(755)	$78	$(8)	$18	$1,895
Quarter Ended Sep 30, 2025
Equity	$271	$10	$(16)	$(6)	$—	$5	$270
Fixed Income	198	20	(13)	8	(1)	4	208
Alternatives and Solutions (6)	700	44	(27)	17	(1)	36	752
Long-Term AUM	$1,169	$74	$(56)	$18	$(2)	$45	$1,230
Liquidity and Overlay Services	544	638	(609)	29	(4)	8	577
Total	$1,713	$712	$(665)	$47	$(6)	$53	$1,807
Quarter Ended Jun 30, 2025
Equity	$250	$9	$(12)	$(3)	$—	$24	$271
Fixed Income	186	24	(17)	7	(1)	6	198
Alternatives and Solutions (6)	650	33	(25)	8	(1)	43	700
Long-Term AUM	$1,086	$66	$(54)	$12	$(2)	$73	$1,169
Liquidity and Overlay Services	561	647	(670)	(23)	(4)	10	544
Total	$1,647	$713	$(724)	$(11)	$(6)	$83	$1,713
Quarter Ended Mar 31, 2025
Equity	$259	$12	$(16)	$(4)	$—	$(5)	$250
Fixed Income	179	16	(12)	4	(1)	4	186
Alternatives and Solutions (6)	654	35	(26)	9	(2)	(11)	650
Long-Term AUM	$1,092	$63	$(54)	$9	$(3)	$(12)	$1,086
Liquidity and Overlay Services	574	693	(709)	(15)	(4)	7	561
Total	$1,666	$756	$(763)	$(7)	$(7)	$(5)	$1,647

(1)
During the first quarter of 2026, certain products were reclassified among asset classes to more closely align reporting with underlying investment strategies, primarily reflecting a reclassification of certain tax-managed solutions from Equity to Alternatives and Solutions. These changes had no impact on total AUM. Prior period amounts have been adjusted to conform with the current period presentation.

(2)
Inflows represents investments or commitments from new and existing clients in new or existing investment products, including client reinvestments. Inflows exclude the gross impact of exchanges, whereby a client changes positions within the same asset class.

(3)	Outflows represents redemptions from clients’ funds. Outflows exclude the gross impact of exchanges, whereby a client changes positions within the same asset class.
(4)	Distributions represents returns of capital or returns on investments. To conform the reporting of Net Flows with the Assets Under Management or Supervision Rollforward presented in Management’s Discussion and Analysis of our annual and quarterly reports on SEC Form 10-K and 10-Q, beginning in the first quarter of 2026, distributions are no longer included in Net flows. This change had no impact on total AUM. Prior period amounts have been adjusted to conform with the current period presentation.
(5)	Market Impact and Other includes realized and unrealized gains and losses on portfolio investments and the impact of foreign currency changes for non-U.S. dollar denominated funds, and excludes any funds where market impact does not impact management fees.
(6)	As of March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, Alternatives and Solutions includes Parametric Long-Term period-end AUM of $524 billion, $528 billion, $509 billion, $466 billion and $424 billion, respectively. Parametric Long-Term products generally have lower average fee rates than other Alternatives and Solutions products.

Definition of U.S. GAAP to Non-GAAP Measures

(a)	We prepare our financial statements using U.S. GAAP. From time to time, we may disclose certain “non‐GAAP financial measures” in this document or in the course of our earnings releases, earnings and other conference calls, financial presentations, definitive proxy statements and other public disclosures. A “non‐GAAP financial measure” excludes, or includes, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. We consider the non‐GAAP financial measures we disclose to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an alternate means of assessing or comparing our financial condition, operating results and capital adequacy. These measures are not in accordance with, or a substitute for, U.S. GAAP and may be different from or inconsistent with non‐GAAP financial measures used by other companies. Whenever we refer to a non‐GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the U.S. GAAP financial measure and the non‐GAAP financial measure. In the periods prior to 2026, we present certain non‐GAAP financial measures that exclude the impact of mark‐to-market gains and losses on DCP investments from net revenues and compensation expenses. The impact of DCP is primarily reflected in our Wealth Management business segment results. These measures allow for better comparability of period‐to‐period underlying operating performance and revenue trends, especially in our Wealth Management business segment. By excluding the impact of these items, we are better able to describe the business drivers and resulting impact to net revenues and corresponding change to the associated compensation expenses. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary” in the 2025 Form 10‐K.
(b)	The following are considered non‐GAAP financial measures:
	-	Tangible common equity represents common shareholders’ equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction. In addition, we believe that certain ratios that utilize tangible common equity, such as return on average tangible common equity (“ROTCE”) and tangible book value per common share, also non‐GAAP financial measures, are useful for evaluating the operating performance and capital adequacy of the business period‐to‐period, respectively.
	-	ROTCE represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
	-	Tangible book value per common share represents tangible common equity divided by common shares outstanding.
	-	Segment return on average common equity and return on average tangible common equity represent net income applicable to Morgan Stanley by segment less preferred dividends allocated to each segment, annualized as a percentage of average common equity and average tangible common equity, respectively, allocated to each segment. The amount of capital allocated to the business segments is generally set at the beginning of each year and remains fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).
	-	Net revenues excluding DCP represents net revenues adjusted for the impact of mark‐to‐market gains and losses on economic hedges associated with certain employee deferred cash‐based compensation plans.
	-	Compensation expense excluding DCP represents compensation adjusted for the impact related to certain employee deferred cash‐based compensation plans linked to investment performance.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics that we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 1:
(a)	Provision for credit losses represents the provision for credit losses on loans held for investment and unfunded lending commitments.
(b)	Net income applicable to Morgan Stanley represents net income less net income applicable to nonredeemable noncontrolling interests.
(c)	Earnings applicable to Morgan Stanley common shareholders represents net income applicable to Morgan Stanley reduced by preferred stock dividends.

Page 2:
(a)	Return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Return on average tangible common equity represents a non‐GAAP financial measure.
(c)	Book value per common share represents common equity divided by period end common shares outstanding.
(d)	Tangible book value per common share represents a non‐GAAP financial measure.
(e)	Pre‐tax margin represents income before provision for income taxes as a percentage of net revenues.
(f)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

Page 3:
(a)	Liquidity Resources, which are primarily held within the Parent Company and its major operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks. The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements. Average Liquidity Resources represents the average daily balance for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025.
(b)	Our goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.
(c)	Tangible common equity represents a non‐GAAP financial measure.
(d)	U.S. Bank refers to our U.S. Bank Subsidiaries, Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes transactions between the bank subsidiaries, as well as deposits from the Parent Company and affiliates.
(e)	Firmwide regional revenues reflect our consolidated net revenues on a managed basis. Further discussion regarding the geographic methodology for net revenues is disclosed in Note 22 to the consolidated financial statements included in the 2025 Form 10‐K.

Page 4:
(a)	Our attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk‐based and leverage‐based capital measure, which is compared with our regulatory capital to ensure that we maintain an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time. The amount of capital allocated to the business segments is generally set at the beginning of each year and remains fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition). We define the difference between our total average common equity and the sum of the average common equity amounts allocated to our business segments as Parent Company common equity. The Required Capital framework is based on our regulatory capital requirements. We continue to evaluate our Required Capital framework with respect to the impact of evolving regulatory requirements, as appropriate. For further discussion of the framework, refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the 2025 Form 10‐K.
(b)	Our risk‐based capital ratios are computed under each of (i) the standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (“Standardized Approach”) and (ii) the applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (“Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the 2025 Form 10‐K.
(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

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(a)	Institutional Securities Equity and Fixed income net revenues include trading, net interest income (interest income less interest expense), asset management, commissions and fees, investments, and other revenues which are directly attributable to those businesses.
(b)	Pre‐tax margin represents income before provision for income taxes as a percentage of net revenues.
(c)	VaR represents the unrealized loss in portfolio value that, based on historically observed market risk factor movements, would have been exceeded with a frequency of 5%, or five times in every 100 trading days, if the portfolio were held constant for one day. Further discussion of the calculation of VaR and the limitations of our VaR methodology, is disclosed in "Quantitative and Qualitative Disclosures about Risk" included in the 2025 Form 10‐K.

Page 6:
(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fees revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre‐tax margin represents income before provision for income taxes as a percentage of net revenues.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics that we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 7:
(a)	Client assets represent those for which Wealth Management is providing services including financial advisor‐led brokerage, investment advisory, custody, cash management, and administrative services; self-directed brokerage and investment advisory services; financial and wealth planning services; workplace services, including stock plan administration, and retirement plan services.
(b)	Net new assets represent client asset inflows, including interest, dividends and asset acquisitions, less client asset outflows, and excluding the impact of business combinations/divestitures and the impact of fees and commissions.
(c)	Margin and other lending represents margin lending arrangements, which allow customers to borrow against the value of qualifying securities and other lending which includes non‐purpose securities‐based lending on non‐bank entities.
(d)	Deposits reflect liabilities sourced from Wealth Management clients and other sources of funding on our U.S. Bank Subsidiaries. Deposits include sweep deposit programs, savings and other deposits, and time deposits.
(e)	Annualized weighted average cost of deposits represents the total annualized weighted average cost of the various deposit products, including the effect of related hedging derivatives. The period end cost of deposits is based upon balances and rates as of March 31, 2026, December 31, 2025 and March 31, 2025. The period average is based on daily balances and rates for the period.
(f)	Advisor‐led client assets represent client assets in accounts that have a Wealth Management representative assigned.
(g)	Fee‐based client assets represent the amount of client assets where the basis of payment for services is a fee calculated on those assets.
(h)	Fee‐based asset flows include net new fee‐based assets (including asset acquisitions), net account transfers, dividends, interest and client fees, and exclude institutional cash management related activity. For a description of the Inflows and Outflows included in Fee‐based asset flows, see Fee‐based client assets rollforwards in the 2025 Form 10‐K.
(i)	Self‐directed client assets represent active accounts which are not advisor-led. Active accounts are defined as having at least $25 in assets.
(j)	Daily average revenue trades (DARTs) represent the total self‐directed trades in a period divided by the number of trading days during that period.
(k)	Self‐directed households represent the total number of households that include at least one active account with self‐directed assets. Individual households or participants that are engaged in one or more of our Wealth Management channels are included in each of the respective channel counts.
(l)	Stock plan unvested public assets represent the market value of public company securities at the end of the period, and excludes vested and unvested private company securities.
(m)	Stock plan participants represent total accounts with vested and/or unvested stock plan assets in the workplace channel. Individuals with accounts in multiple plans are counted as participants in each plan.

Page 8:
(a)	Asset management and related fees represents management and administrative fees, distribution fees, and performance‐based fees not in the form of carried interest. Asset management and related fees represents Asset management as reported on our consolidated income statement.
(b)	Performance‐based income and other includes performance‐based fees in the form of carried interest, gains and losses from investments, gains and losses from hedges on seed capital and certain employee deferred compensation plans, net interest, and other revenues. Performance‐based income and other represents investments, trading, net interest, and other revenues as reported on our consolidated income statement.
(c)	Pre‐tax margin represents income before provision for income taxes as a percentage of net revenues.

Page 9:
(a)	Investment Management Alternatives and Solutions asset class includes products in fund of funds, real estate, infrastructure, private equity and credit strategies, multi-asset portfolios, and tax-managed solutions, as well as systematic strategies that create custom investment solutions, including those offered by Parametric.
(b)	Investment Management net flows represent investments or commitments from new and existing clients in new or existing investment products, including reinvestments, and redemptions from clients’ funds. Net flows exclude both the gross impact of exchanges, whereby a client changes positions within the same asset class, and distributions, which represent returns of capital or returns on investments.
(c)	Overlay Services represents investment strategies that use passive exposure instruments to obtain, offset or substitute specific portfolio exposures, beyond those provided by the underlying holdings of the fund.
(d)	Total assets under management or supervision excludes shares of minority stake assets which represent the Investment Management business segment’s proportional share of assets managed by third-party asset managers in which we hold investments accounted for under the equity method.

Page 10 and 11:
(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)	Secured lending facilities include loans provided to clients, which are collateralized by various assets, including residential and commercial real estate mortgage loans, investor commitments for capital calls, corporate loans and other assets.
(c)	Securities-based lending and other includes financing extended to sales and trading customers and corporate loans purchased in the secondary market.
(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Supplemental Quantitative Details and Calculations

Page 1:
(1)	The following sets forth the Firm net revenue impact of mark‐to‐market gains and losses on investments associated with DCP and compensation expense impact related to DCP in prior year periods:
			4Q25	3Q25	2Q25	1Q25	4Q25 YTD
		Net revenues	$17,890	$18,224	$16,792	$17,739	$70,645
		Adjustment for mark-to-market on DCP	5	(248)	(377)	149	(471)
		Adjusted Net revenues - non-GAAP	$17,895	$17,976	$16,415	$17,888	$70,174

		Compensation expense	$7,063	$7,442	$7,190	$7,521	$29,216
		Adjustment for mark-to-market on DCP	(95)	(300)	(371)	2	(764)
		Adjusted Compensation expense - non-GAAP	$6,968	$7,142	$6,819	$7,523	$28,452

	-
Compensation expense for deferred cash-based compensation plans awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

	-
Beginning in the first quarter of 2026, hedges for Wealth Management DCP awards were primarily transitioned to derivative instruments. For certain unvested DCP awards, the Firm designates derivatives in cash flow hedges with changes in fair value recorded in other comprehensive income and later reclassified to compensation expense in line with the vesting period of the DCP awards. For other awards, including vested awards, the Firm uses economic hedging derivatives, with changes in fair value recorded in compensation expense. As a result, the Firm will no longer present non-GAAP measures of net revenues and compensation expense excluding DCP.

	-	Prior to the current quarter, we hedged DCP award obligations primarily with cash instruments and recorded the changes in the fair value, net of financing costs, within Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments were generally offset by changes in the fair value of investments recognized in net revenues, there was typically a timing difference between the immediate recognition of gains and losses on our investments and the deferred recognition of the related compensation expense over the vesting period.
	-
The use of derivatives as cash flow hedges of DCP awards is expected to substantially mitigate timing differences between the recognition of changes in the fair value of the hedging instruments and the deferred recognition of related DCP compensation expense over the vesting period. The expected mitigation of these timing differences, alongside the associated income statement changes described above, enables us to better present the operating performance and revenue trends without the need for non-GAAP financial measures.

	-	The tables above for the prior periods present non-GAAP adjusted Net revenues which excludes amounts recognized in Net revenues related to fair value gains and losses, net of financing costs, on investments associated with certain cash-based deferred compensation plans and non-GAAP adjusted Compensation expense for 2025 which excludes amounts recognized in Compensation expense associated with certain cash-based deferred compensation plans.

(2)	The Firm non-interest expenses by category are as follows:
			1Q26	4Q25	1Q25
		Compensation and benefits (a)	$8,542	$7,063	$7,521
		Non-compensation expenses:
		Brokerage, clearing and exchange fees (b)	1,256	1,128	1,222
		Information processing and communications	1,148	1,160	1,050
		Professional services	602	769	674
		Occupancy and equipment	483	491	449
		Marketing and business development	310	358	238
		Other (b)(c)	1,130	1,143	906
		Total non-compensation expenses	4,929	5,049	4,539
		Total non-interest expenses	$13,471	$12,112	$12,060

	(a)
During the quarters ended March 31, 2026 and 2025, as a result of March workforce management actions, were recognized severance costs of $178 million and $144 million, respectively, in Compensation and benefits expenses.The workforce management action was related to an effort to improve operational efficiency and manage performance, rather than a change in strategy or exit of businesses. The workforce management action occurred across our business segments and geographic regions and impacted approximately 2% of our global workforce at that time. We recorded severance costs of $94 million and $78 million in the Institutional Securities business segment, $61 million and $50 million in the Wealth Management business segment, and $23 million and $16 million in the Investment Management business segment for the quarters ended March 31, 2026 and 2025, respectively. These costs were incurred across all regions, with the majority in the Americas.

	(b)	Execution-related expenses represent Brokerage, Clearing and exchange fees and certain expenses reported in the Other expense category such as Regulatory fees, Transaction taxes and other fees which are directly associated with revenue-generating activities.
	(c)	For the quarters ended December 31, 2025 and March 31, 2025, Firm results included an FDIC Special Assessment of $(32) million and $3 million, respectively. This FDIC Special Assessment was reported in the business segments' results as follows: Institutional Securities: 4Q25: $(14) million, 1Q25: $1 million; Wealth Management: 4Q25: $(18) million, 1Q25: $2 million.

Page 2:
(1)	Refer to page 1(2) End Notes from above.
(2)	The income tax consequences related to employee share-based compensation payments are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision. The impacts of recognizing excess tax benefits upon conversion of awards are $327 million and $208 million for the first quarter of 2026 and 2025, respectively.

Page 3:
(1)	Includes loans held for investment (net of allowance), loans held for sale and also includes loans at fair value which are included in Trading assets on the balance sheet.
(2)	As of March 31, 2026, December 31, 2025 and March 31, 2025, the U.S. Bank investment securities portfolio included held to maturity investment securities of $43.2 billion, $44.2 billion and $47.2 billion, respectively.

Page 4:
(1)	Capital ratios are estimates as of the press release date, April 15, 2026.

Supplemental Quantitative Details and Calculations

Page 5:
(1)	Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q26: $455mm; 4Q25: 457mm; 1Q25: $457mm.

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(1)	The following sets forth the Wealth Management segment net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP in prior year periods:
			4Q25	3Q25	2Q25	1Q25	4Q25 YTD
		Net revenues	$8,429	$8,234	$7,764	$7,327	$31,754
		Adjustment for mark-to-market on DCP	21	(206)	(294)	131	(348)
		Adjusted Net revenues - non-GAAP	$8,450	$8,028	$7,470	$7,458	$31,406

		Compensation expense	$4,416	$4,388	$4,147	$3,999	$16,950
		Adjustment for mark-to-market on DCP	(66)	(222)	(264)	17	(535)
		Adjusted Compensation expense - non-GAAP	$4,350	$4,166	$3,883	$4,016	$16,415

	-
Compensation expense for deferred cash-based compensation plans awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

	-
Beginning in the first quarter of 2026, hedges for Wealth Management DCP awards were primarily transitioned to derivative instruments. For certain unvested DCP awards, the Firm designates derivatives in cash flow hedges with changes in fair value recorded in other comprehensive income and later reclassified to compensation expense in line with the vesting period of the DCP awards. For other awards, including vested awards, the Firm uses economic hedging derivatives, with changes in fair value recorded in compensation expense. As a result, the Firm will no longer present non-GAAP measures of net revenues and compensation expense excluding DCP.

	-	Prior to the current quarter, we hedged DCP award obligations primarily with cash instruments and recorded the changes in the fair value, net of financing costs, within Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments were generally offset by changes in the fair value of investments recognized in net revenues, there was typically a timing difference between the immediate recognition of gains and losses on our investments and the deferred recognition of the related compensation expense over the vesting period.
	-	The use of derivatives as cash flow hedges of DCP awards is expected to substantially mitigate timing differences between the recognition of changes in the fair value of the hedging instruments and the deferred recognition of related DCP compensation expense over the vesting period. The expected mitigation of these timing differences, alongside the associated income statement changes described above, enables us to better present the operating performance and revenue trends without the need for non-GAAP financial measures.
	-	The tables above for the prior periods present non-GAAP adjusted Net revenues which excludes amounts recognized in Net revenues related to fair value gains and losses, net of financing costs, on investments associated with certain cash-based deferred compensation plans and non-GAAP adjusted Compensation expense for 2025 which excludes amounts recognized in Compensation expense associated with certain cash-based deferred compensation plans.

(2)	Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q26: $13,220mm; 4Q25: 13,088mm; 1Q25: $13,088mm.

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(1)	Wealth Management other lending included $2 billion of non-purpose securities based lending on non-bank entities in each period ended March 31, 2026, December 31, 2025 and March 31, 2025.
(2)	Details of deposits sourced from Wealth Management clients and other sources of funding on our U.S. Bank Subsidiaries for the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, are as follows:
			1Q26	4Q25	1Q25
		Brokerage sweep deposits	$144	$142	$136
		Other deposits	275	266	239
		Total deposits	$419	$408	$375

(3)	The number of stock plan participants declined slightly in the second half of 2025, primarily as a result of the previously announced dispositions of the Firm’s EMEA stock plan business.

Page 8:
(1)	Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 1Q26: $9,467mm; 4Q25: $9,557mm; 1Q25: $9,557mm.

Page 9:
(1)	To conform the reporting of Net Flows with the Assets Under Management or Supervision Rollforward presented in Management’s Discussion and Analysis of our annual and quarterly reports on SEC Form 10-K and 10-Q, beginning in the first quarter of 2026, distributions, which represent returns of capital or returns on investments, are no longer included in Net flows. Distributions for long-term products were $3 billion, $4 billion and $3 billion, and distributions for Liquidity and Overlay Services were $3 billion, $4 billion and $4 billion for the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. Additionally, during the first quarter of 2026, certain products were reclassified among asset classes to more closely align reporting with underlying investment strategies, primarily reflecting a reclassification of certain tax-managed solutions from Equity to Alternatives and Solutions. These changes had no impact on total AUM. Prior period amounts have been adjusted to conform with the current period presentation.

Page 10:
(1)	For the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, Investment Management reflected loan balances of $465 million, $94 million and $255 million, respectively.

Supplemental Quantitative Details and Calculations

Page 11:
(1)	For the quarter ended March 31, 2026, the Allowance Rollforward for Loans and Lending Commitments is as follows:
		Institutional Securities	Wealth Management	Total
	Loans

	Allowance for Credit Losses (ACL)
	Beginning Balance - December 31, 2025	$764	$368	$1,132
	Net Charge Offs	(27)	(10)	(37)
	Provision	76	6	82
	Other	(4)	1	(3)
	Ending Balance - March 31, 2026	$809	$365	$1,174

	Lending Commitments

	Allowance for Credit Losses (ACL)
	Beginning Balance - December 31, 2025	$780	$18	$798
	Net Charge Offs	—	—	—
	Provision	16	—	16
	Other	(7)	—	(7)
	Ending Balance - March 31, 2026	$789	$18	$807

	Loans and Lending Commitments

	Allowance for Credit Losses (ACL)
	Beginning Balance - December 31, 2025	$1,544	$386	$1,930
	Net Charge Offs	(27)	(10)	(37)
	Provision	92	6	98
	Other	(11)	1	(10)
	Ending Balance - March 31, 2026	$1,598	$383	$1,981

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's first quarter earnings press release issued April 15, 2026.